UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2004
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

The following release was issued by Caterpillar on December 10, 2004:

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December 10, 2004

FOR IMMEDIATE RELEASE

Caterpillar Vice President James S. Beard, President of Caterpillar Financial Services Corporation, to Retire in 2005

PEORIA, Ill. - Caterpillar Inc. (NYSE: CAT) announced today that Vice President and Caterpillar Financial Services Corporation President James S. (Jim) Beard will retire March 1, 2005, after a distinguished 40-year career. The Caterpillar board of directors has named Kent M. Adams, executive vice president of Caterpillar Financial Services Corporation (Cat Financial), to succeed Beard as vice president of the Financial Products Division, which includes Cat Financial, Caterpillar Insurance Services Corporation, Caterpillar Redistribution Services Inc. and Caterpillar Power Ventures Corporation.

“Jim Beard leaves a remarkable legacy at Caterpillar as the initial project manager who in 1981 helped form Cat Financial. He then led the company to become one of the largest captive financing organizations in the world. His commitment to business excellence and customer service is at the core of Cat Financial’s growth into a dependable and significant source of corporate profitability,” said Caterpillar Chairman and CEO Jim Owens. “In addition to his professional accomplishments, Jim’s service to his community has been an inspiration to employees in the Financial Products Division.”

Kent Adams began his career at Caterpillar in 1979. Over the past 25 years he has served in numerous overseas locations including Brazil, Hong Kong and Singapore, moving to Cat Financial in 1998. In his current role, he has responsibility for North America operations. “With his knowledge and international experience, Kent is well positioned to build on the success of our Financial Products Division. He will be a leader in developing innovative approaches to serving our customers, fostering continued profitable growth for the company,” said Chairman Jim Owens.

Highlights of Mr. Beard’s notable career at Caterpillar include the 2003 Malcolm Baldrige National Quality Award, the nation’s premier tribute for performance excellence and quality achievement, awarded to Caterpillar Financial Services Corporation (U.S.). In addition, Mr. Beard is credited with expanding Cat Financial’s services to support the sale of Cat machines and engines to customers around the world including Europe, Russia, Japan and most recently China.

About Caterpillar Financial Services Corporation
Cat Financial, a wholly-owned subsidiary of Caterpillar Inc., provides a wide range of financing alternatives for Caterpillar machinery and engines, Solar® gas turbines, as well as other equipment and marine vessels. The company also extends loans to customers and dealers. Cat Financial has offices and subsidiaries located throughout the Americas, Asia, Australia, and Europe, with headquarters in Nashville, Tennessee.

About Caterpillar Inc.

For more than 75 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2003 sales and revenues of $22.76 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, clean diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

Biographical Information
James S. Beard

James S. Beard is a vice president of Caterpillar Inc. and president of Caterpillar Financial Services Corporation. He has administrative responsibility for the Financial Products Division, which is comprised of Caterpillar Financial Services Corporation, Caterpillar Insurance Services Corporation, Caterpillar Redistribution Services Inc. and Caterpillar Power Ventures Corporation.

Since joining Caterpillar in 1965, Mr. Beard has held positions of increasing responsibility including Finance Manager for Caterpillar Brasil Ltda., Assistant Sales Manager for Caterpillar Americas Co. and Region Finance Manager for the U.S. Commercial Division. He has held leadership positions at Cat Financial since its formation in 1981, and was elected vice president of Caterpillar in 1990.

He holds a bachelor's degree from Baylor University and a master's degree in Business Administration from Harvard University.

Mr. Beard is the immediate past chairman of the Equipment Leasing Association. He serves on the Board of Directors for IronPlanet Inc., and the Tennessee Association of Business. Civic activities include board member of the Nashville Area Chamber of Commerce, Nashville Alliance for Public Education, and Cheekwood Museum.

Kent M. Adams

Kent M. Adams is executive vice president of North America Operations for Caterpillar Financial Services Corporation. In this position he holds administrative responsibility for the U.S. Regions, Canada, the Customer Business Center and the wholly owned subsidiary FCC Equipment Financing Inc.

Since joining Caterpillar in 1979, he has held various positions including Assistant Treasurer for Caterpillar Americas Co., Region Finance Manager for North American Commercial Division, Treasurer for Caterpillar Asia Pte. Ltd. and Treasurer-Controller for Caterpillar Brasil Ltda. In 1998, Kent was appointed vice president at Cat Financial with responsibilities for operations in Europe and Marine divisions, and later Corporate Support Services.

He holds a bachelor's degree and Master of Science degree in finance from the University of Illinois. He recently completed the Pennsylvania State University Executive Management Program. Kent serves on the Board of the Tennessee Adventure Science Center.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

December 10, 2004	By:	/s/ James B. Buda

James B. Buda
Vice President